UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 5, 2014 (November 5, 2014)
KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
On November 5, 2014, Kimball International, Inc. (the “Company”) approved a capacity utilization restructuring plan which includes the consolidation of its metal fabrication production from its operation located in Post Falls, Idaho, into existing production facilities in Indiana. Improvement of customer delivery, supply chain dynamics, and transportation costs were key factors in this decision. The transfer of work will involve the start-up of metal fabrication capabilities in a company-owned facility, along with the transfer of certain assembly operations into two additional company-owned facilities, all located in southern Indiana. The manufacturing capacity realignment will be carefully managed over a period of seven to eight quarters to ensure no customer disruptions. The consolidation activities will begin immediately and the Company is actively marketing for sale the Post Falls, Idaho facility.
The Company currently estimates that the pre-tax restructuring charges related to the consolidation activities will be approximately $8.9 million with approximately $3.0 million to be recorded in the second quarter of fiscal year 2015, and the remainder is expected to be incurred over the remaining anticipated transition period. The restructuring charges are expected to consist of approximately $5.7 million of transition, training, and other employee costs, $3.0 million of plant closure and other exit costs, and $0.2 million of non-cash asset impairment. Approximately 97% of the total cost estimate is expected to be cash expense. Incremental capital for equipment purchases to transfer this operation to Indiana is approximately $5 million, exclusive of the capital reduction that is estimated to occur upon the sale of the Post Falls facility. No significant operating income changes are anticipated as a result of this restructuring until the later quarters of the transfer of work. When fully implemented in seven to eight quarters, the Company anticipates pre-tax savings of approximately $5 million per year thereafter.
On November 5, 2014, the Company issued a press release announcing this capacity utilization restructuring plan which is attached as Exhibit 99.1 and is incorporated herein by reference.
Certain statements contained within this document are considered “forward-looking” under the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of words such as “expects”, “anticipates”, “approximately” and “estimates”. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, but not limited to, the Company’s ability to successfully complete and to fully realize the expected benefits of the capacity utilization restructuring plan. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed as part of this report:

Exhibit
Number	Description
99.1	Kimball International, Inc. Press Release dated November 5, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Vice President, Chief Financial Officer
Date: November 5, 2014

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Kimball International, Inc. Press Release dated November 5, 2014